Q4 and Full Year 2021 Earnings and Business Update Call

Sanara MedTech
Evidence Based Healing

Disclaimers

This presentation contains forward-looking statements that discuss expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Sanara MedTech Inc. (the "Company," "Sanara," "we," "our" or "us"). All statements other than statements of historical fact contained herein are forward-looking statements. These statements may be identified by terms such as "may," "will," "would," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplates," "believes," "estimates," "predicts," "preliminary," "potential" or "continue" or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include statements regarding the anticipated benefits of the Rochal acquisition, the development of new products and expansion of the Company's business in telehealth and wound care. These items involve risks, contingencies and uncertainties such uncertainties associated with the development and process for obtaining regulatory approval for new products, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q as well as other documents the Company files with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. Forward-looking statements contained in this presentation are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

This presentation contains statistical and market data that we obtained from industry publications, reports generated by third parties, third-party studies and public filings. Although we believe that the publications, reports, studies and filings are reliable as of the date of this presentation, we have not independently verified such statistical or market data.

The trademarks and service marks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products.

CAUTION: This presentation concerns certain products that are under clinical investigation and which have not yet been cleared for marketing by the U.S. Food and Drug Administration. These products are currently limited by federal law to investigational use, and no representation is made as to the safety or effectiveness of these products for the purposes for which they are being investigated.

Overview

Sanara MedTech

<u>Commentary on Q4 and Full-Year 2021</u>

- **Financial Update**
  - Highest sales quarter ($7.0 million) and full year ($24.1 million) in the Company's history
  - Net loss of $3.6 million for Q4 and $8.0 million for the full year
  - Net loss impacted by increased SG&A, higher R&D costs, and losses due to equity method accounting for the investment in Precision Healing
- **Surgical Products Sales**
  - Continuing focus on increasing facility approvals, product adoption, and adding high-quality, experience salespeople to the team
- **WounDerm**
  - Completed first virtual consults as part of pilot in the home health care industry vertical and continued advancing the development of the WounDerm platform
- **Leadership and Governance**
  - Mike Carmena retired and stepped down as Vice Chairman of the Board
  - Zach Fleming was appointed as Chief Executive Officer
  - Roszell Mack III and Eric Tanzberger appointed to Board

Surgical Products

Sanara MedTech

Surgical Overview

- 30 field sales managers (7 territory sales managers ("TSM"))
  - Going forward we will continue to increase the proportion of TSMs to regional sales managers ("RSM") in our sales force (TSMs receive a lower salary compared to RSMs)
- CellerateRX Surgical sold in 471 hospitals/ASCs as of December 31, 2021
- CellerateRX Surgical sold in hospitals/ASCs across 26 states[1] as of December 31, 2021
- CellerateRX Surgical approved to be sold in approximately 1,100 hospitals/ASCs.
- Total estimated available market in the United States:
  - 6,090 hospitals[2]
  - 5,700 ASCs[3]


POWDER
Cellerate RX Surgical
ACTIVATED COLLAGEN



(1) Number based on a minimum a $50,000 annual run rate for the quarter.
(2) American Hospital Association. Fast Facts on U.S. Hospitals, 2021.
(3) Becker's ASC Review dated June 19, 2020 referencing CMS data from May 2020 as reported by ASCA.

Additional Q4 Highlights

Products

- Launched two new innovative extracellular matrix products
  - FORTIFY TRG™ Tissue Repair Graft
  - FORTIFY FLOWABLE™ Extracellular Matrix
  - First sales of FORTIFY TRG™ Tissue Repair Graft in Q4

WounDerm

- Continue to have discussions with a number of value-based and at-risk healthcare companies regarding Sanara's comprehensive strategy and the WounDerm platform
- Q4 pilot for virtual consults with a large home health agency saw positive results and they have committed to expanding the service offering to 6 more agencies in the Midwest in Q1 2022 (originally one agency)
- WounDerm/Mgroup is now licensed in all 50 states, expanding our ability to offer wound care virtual consult services
- Started implementation with Homecare Homebase (largest EHR provider in the home health market) to integrate the WounDerm mobile app
- The Precision Healing imager 510(k) is being prepared for submission to the FDA and is expected to be filed before the end of Q3
  - The submission target date was changed due to a strategic decision to file with the commercial unit design rather than the beta unit design (would have been required to file a new submission on the commercial unit as well)

Rochal

- Rochal assets and workforce fully integrated into Sanara

Full Year 2021 Financial Highlights

Overview

- **Revenue**
  - Generated revenues of $24.1 million compared to $15.6 million for the year ended December 31, 2020, a 55% increase from the prior year.
  - The higher revenues in 2021 were primarily due to increased sales of surgical wound care products as we continued the execution of our strategy to expand our sales force and independent distribution network in both new and existing U.S. markets.
- **SG&A**
  - SG&A expenses for the year ended December 31, 2021, were $28.1 million compared to $18.7 million for the year ended December 31, 2020.
  - The higher SG&A expenses in 2021 were primarily due to increased selling costs resulting from sales force expansion and operational support, higher sales commission expense as a result of higher product sales, higher non-cash equity compensation costs, higher payroll costs related to the mid-year addition of the Rochal workforce, and higher costs associated with the launch of our WounDerm technology platform.
    - Sales force expansion and operational support was responsible for 16% of the increase in SG&A while higher sales volumes increased commissions and was responsible for 39% of the increase.
    - Non-cash equity compensation was responsible for 9% of the increase.
    - Costs related to WounDerm and Rochal accounted for 22% of the increase.
    - Resumed travel and in-person promotional activities accounted for 8% of the increase.
- **Net Loss**
  - Net loss of $8.0 million, compared to $4.4 million for the year ended December 31, 2020.
  - The increased net loss in 2021 was due to higher SG&A costs, higher R&D expenses, and the recognition of losses on our equity method accounting for the investment in Precision Healing.
- **Cash Balances at end of quarter (millions)**
  - $27.3 (Q1), $24.4 (Q2), $22.4 (Q3), $18.7 (Q4)
  - Cash used in operating activities for the full year was $4.8 million ($1.8 million in Q4 including a ~$500K inventory build)

Questions

Sanara
MedTech
Evidence Based Healing